NASDAQ: EBMT Common Equity Offering Investor Presentation October 2017 Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-216983 Dated October 10, 2017

Safe Harbor Statement
Forward-Looking
Statements
This presentation may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E
of the Securities Exchange Act of 1934, regarding Eagle Bancorp Montana, Inc. (“Eagle”), including its wholly-owned subsidiary, Opportunity Bank of
Montana, TwinCo, Inc. (“TwinCo”), including its wholly-owned subsidiary, Ruby Valley Bank (“Ruby Valley”), and Eagle’s proposed acquisition of
TwinCo and Ruby Valley, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and
"potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding
our
business
plans,
prospects,
growth
and
operating
strategies;
statements
regarding
the
asset
quality
of
our
loan
and
investment
portfolios; estimates of our risks and future costs and benefits; and the impact of acquisitions, including the proposed acquisition of TwinCo and Ruby
Valley. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements
are
subject
to
assumptions
with
respect
to
future
business
strategies
and
decisions
that
are
subject
to
change.
These
factors
include,
but
are not limited to, the following:  the expected costs savings, synergies and other financial benefits from Eagle’s acquisition of TwinCo might not be realized within the expected time frames or at all; our ability to effectively integrate TwinCo and Ruby Valley into our operations; governmental approval of the TwinCo acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of
the
TwinCo
acquisition,
conditions
to
closing
the
acquisition
may
not
be
satisfied
and
the
shareholders
of
TwinCo
may
fail
to
approve
the
consummation of the acquisition; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and
other
economic,
governmental,
competitive,
regulatory
and
technological
factors
that
may
affect
our
operations.
Because
of
these
and
other
uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Annualized, pro forma, projected and estimated numbers in this presentation are used for illustrative purposes only, are not forecasts and may not reflect actual results.
Eagle undertakes no obligation to revise or publicly release any revision or update to these forward-looking statement to reflect events or circumstances that occur after the date on which such statements were made.
Additional
Information
About
the
Offering
Eagle has filed a shelf registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission ("SEC") which was declared
effective
on
April
28,
2017.
Before
you
invest
in
the
offering
to
which
this
communication
relates,
you
should
read
the
prospectus
in
that
registration
statement
and
the
preliminary
prospectus
supplement
related
to
the
offering
and
the
other
documents
Eagle
has
filed
and
will
file
with
the
SEC
for
more
complete
information
about
Eagle
and
this
offering.
You
may
get
these
documents
for
free
by
visiting
the
SEC
web
site
at
www.sec.gov. Alternatively, Eagle, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting D.A. Davidson & Co., 8 Third Street N. Great Falls, MT 59401, or by calling toll-free (800) 755-7848.

Safe Harbor Statement
Non-GAAP
Financial
Measures
Eagle reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain
non-GAAP
performance
measures
used
in
managing
the
business
may
provide
meaningful
information
about
underling
trends
in
its
business.
Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Eagle's reported results prepared in accordance with
GAAP. Please see Reconciliation of GAAP to Non-GAAP Financial Measures in the appendix to this presentation for a reconciliation to the nearest
GAAP financial measure.
Additional
Information
About
the
Merger
and
Where
to
Find
It
This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under
the
securities
laws
of
such
jurisdiction.
In
connection
with
Eagle’s
proposed
acquisition
of
TwinCo,
Eagle
will
file
with
the
Securities
and
Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement of TwinCo and a prospectus of Eagle, and
Eagle
will
file
other
documents
with
the
SEC
with
respect
to
the
proposed
acquisition.
SHAREHOLDERS
OF
TWINCO
ARE
ENCOURAGED
TO
READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY
STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN
THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of TwinCo. Potential investors and security holders will be able to obtain the documents, and any other documents Eagle has filed with the SEC, free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Eagle will
be
available
free
of
charge
by
(1)
accessing
Eagle’s
website
at
www.opportunitybank.com
under
the
“Investor
Relations”
link
and
then
under
the
heading “SEC Filings”, (2) writing Eagle at 1400 Prospect Avenue, P.O. Box 4999, Helena, MT 59604, Attention: Investor Relations, or (3) writing
TwinCo at 107 South Main, P.O. Box 417, Twin Bridges, MT 59754, Attention: Ken Walsh.
Eagle,
TwinCo,
their
respective
directors
and
executive
officers
and
other
members
of
management
and
employees
may
be
considered
participants
in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Eagle is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 14, 2017 and its Current Reports on Form 8-
K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Issuer:
Eagle Bancorp Montana, Inc. (the “Company”)
Exchange
/ Ticker:
NASDAQ: EBMT
Security:
Common
Stock
Base Deal Value:
$18
million (100% primary)
Overallotment:
15%
Pre-Offering Market Cap:
$71.7
million (at 10/5/2017)
Use of Proceeds:
General
corporate
purposes,
including
potential
future
acquisitions
and
to
support
continued
organic
growth.
Company
intends
to
contribute $10 million of net proceeds to subsidiary, Opportunity
Bank of
Montana (“Opportunity Bank”)
Lock-Up
Agreement:
90 days
Book-Running Manager:
D.A.
Davidson
&
Co.
Co-Manager:
FIG Partners, LLC
Offering Overview

$710
million
total
asset
size
commercial
bank
headquartered
in
Helena,
MT
(1)
7
largest
bank
headquartered
in
Montana
and
3
largest
publicly
traded
bank
(2)
Only
sub
$10
billion
asset
size
NASDAQ
traded
bank
or
bank
holding
company
in
MT,
ID,
ND
or
WY
(3)
History
of
robust
growth
and
improved
diversification
over
the
past
several
years
Gross
loans
held
for
investment
have
grown
at
a
23.7%
compound
annual
growth
rate
over
the
last
5
years
Strategically
positioned
with
14
branch
locations
in
attractive
markets
in
Montana
Experienced
management
team
and
Board
of
Directors
with
proven
track
record
of
execution
on
strategic
initiatives
Strong
asset
quality
Pending
acquisition
provides
opportunity
for
further
diversification
and
scale
Favorable
valuation
metrics
relative
to
peer
groups
5
Investment Highlights
(1)
As of June 30, 2017
(2)
Based on FDIC deposit data as of June 30, 2017
(3)
Including pending acquisitions
Source: FDIC and Company filings
th
rd

Established in 1922 and headquartered in Helena, MT
14
branches
in
Montana
operating
under
the
Company’s
banking
subsidiary
–
Opportunity
Bank
Balance Sheet (6/30/17):
Assets $710.2 million
Gross loans $508.1 million
(1)
Deposits $514.3 million
Shareholders’
equity $62.1 million
Asset Quality (6/30/17):
NPAs/assets  –
0.31%
(2)
Profitability (Q2’17):
Net income of $1.1 million
Net interest margin –
3.65%
ROAA –
0.61%
ROAE –
6.97%
Current Dividend:
$0.09 quarterly
1.91% current dividend yield
(3)
Montana
Missoula
Hamilton
Billings
Townsend
Butte
Bozeman
Livingston
Big Timber
Opportunity Bank Branches
6
Helena
Great Falls
Overview of Eagle Bancorp Montana, Inc.
Source: Company filings and SNL Financial
(1)
Gross loans including loans held for investment
(2)
Includes nonperforming assets and loans 90 days or more delinquent but still accruing interest
(3)
Based on $18.80 closing price for EBMT shares on 10/5/2017

Experienced Management
Peter J. Johnson
President
Chief
Executive Officer
•
Has served as President and Chief Executive Officer since December 2009
•
36 years with the Bank
•
38 years of banking experience
Laura F. Clark
Senior
Vice President
Chief
Financial Officer
•
Has served as EVP and Chief Financial Officer since March 2014
•
3 years with the Bank
•
42 years of banking experience
Rachel R. Amdahl
Senior Vice President
Chief Operations Officer
•
Has served as SVP and Chief Operations Officer since February 2006
•
30 years with the Bank
•
30 years of banking experience
Tracy A. Zepeda
Senior
Vice President
Chief
Retail Officer
•
Has served as SVP and Chief Retail Officer since December 2012
•
4 years with the Bank
•
17 years of banking experience
Dale Field
Senior Vice President
Chief Credit Officer
•
Has served as SVP and Chief Credit Officer since July 2014
•
16 years with the Bank
•
20 years of banking experience
Chantelle Nash
Senior
Vice President
Chief Risk Officer
•
Has served as SVP and Chief Risk Officer since July 2014
•
10 years with the Bank
•
10 years of banking experience
Mark
O’Neill
Senior Vice President
Chief Lending Officer
•
Has served as SVP and Chief Lending Officer since October 2017
•
1 year with the Bank
•
21 years of banking experience

Experienced Board
Director
Experience
Year
Elected
Larry A. Dreyer
Retired President and CEO of Opportunity Bank
1990
James A. Maierle
Retired President of a civil engineering corporation
1997
Peter J. Johnson
President and CEO of Opportunity Bank and the Company
2007
Lynn E. Dickey
Retired Partner of a major Montana certified pubic accounting firm
2005
Rick F. Hays
Retired President of a
Montana telecommunications  company
2007
Thomas J. McCarvel
Retired Vice President of Carroll College
1998
Maureen J. Rude
Executive Director of Montana Homeownership Network/NeighborWorks Montana
2010
Shavon R. Cape
Co-founder of JWT Capital, LLC, a real estate development and operating company
2015
Tanya J. Chemodurow
President of Abatement Contractors of Montana, LLC, specializing in environmental remediation
2015

Embed ourselves as the bank of choice within target communities
Continue to operate as a community-oriented financial institution
Expand franchise through selective acquisitions and branch additions
Continue execution on commercial bank model
Diversify loan portfolio into commercial and industrial (“C&I”) and commercial real estate (“CRE”)
Attract and retain lower-cost core deposits
Expand mortgage lending platform
Offer full suite of products and services to meet customers’ banking needs
Maintain and improve strong asset quality standards
Approach to Business

Deposit
Market
Share
-
Montana
The 7
largest banking institution headquartered in Montana in terms of deposits
Pro-forma for the pending TwinCo, Inc. acquisition the Company will be the
5
largest banking institution headquartered in Montana
Diverse footprint with presence in the key Montana markets
10
Deposit Market Share -
Montana
Source: FDIC and SNL Financial; current deposit data as of 6/30/2017
Note: All deposits in thousands
2017
Rank
2016
Rank
Institution (State)
Number of
Branches
Deposits in
Market
Deposit
Growth
(1-Year)
Market
Share
1
1
First Interstate BancSystem (MT)
49
4,082,308
$
+2.1%
17.75%
2
2
Glacier Bancorp Inc. (MT)
54
3,784,614
$
+4.6%
16.45%
3
3
Wells Fargo & Co. (CA)
41
2,927,070
$
+2.3%
12.73%
4
4
Stockman Financial Corp. (MT)
37
2,424,415
$
+3.8%
10.54%
5
5
U.S. Bancorp (MN)
25
2,328,998
$
+0.4%
10.13%
6
6
Inter-Mountain Bancorp. Inc. (MT)
11
855,296
$
-0.1%
3.72%
7
9
Montana Security Inc. (MT)
7
544,546
$
+8.7%
2.37%
8
7
Yellowstone Holding Co. (MT)
9
523,667
$
+1.8%
2.28%
9
8
Eagle Bancorp Montana, Inc. (MT)
14
514,612
$
+1.1%
2.24%
10
10
Heartland Financial USA Inc. (IA)
10
416,436
$
+2.6%
1.81%
Total For Institutions In Market
383
$ 23,000,591
+3.1%
th
th

Market Demographic Data by County

Source: FIDC, BLS, SNL Financial and Nielsen as of 10/3/2017
(1) In July 2017, the Company converted its loan production office in Great Falls, Montana to a branch office
Robust population and income growth statistics in the market areas Eagle has a presence
Double-digit income growth projections in four counties
Unemployment rate in all counties is below the national average
County
Number of
Branches
EBMT
Deposits in
Market ($000)
Market
Rank
Total
Population
2018
Population
Change
2010-2018
Projected Population
Change
2018-2023
Projected HH
Income Change
2018-2023
Unemployment Rate
(August 2017)
Lewis and Clark
3
$172,244
4
68,262
7.7%
4.8%
4.5%
3.0%
Gallatin
2
$104,553
9
109,153
21.9%
9.2%
13.1%
2.0%
Silver Bow
1
$67,861
4
34,560
1.1%
1.8%
-0.3%
3.5%
Missoula
2
$40,183
9
118,355
8.3%
5.5%
2.9%
3.1%
Park
1
$32,125
5
16,297
4.2%
3.9%
8.9%
2.7%
Sweet Grass
1
$28,542
3
3,616
-1.0%
1.1%
7.4%
2.7%
Yellowstone
1
$25,314
10
160,797
8.7%
5.0%
11.3%
3.2%
Ravalli
1
$22,965
6
42,796
6.4%
4.9%
3.9%
3.8%
Broadwater
1
$20,825
2
5,792
3.2%
3.3%
10.8%
3.7%
Cascade
(1)
1
$0
10
81,564
0.3%
1.3%
11.3%
3.3%
Montana
-
-
-
-
6.8%
4.4%
8.5%
3.9%
National
-
-
-
-
5.8%
3.5%
8.9%
4.4%
EBMT Market Presence
Population Statistics
Income and Unemployment Statistics

UNIVERSITY OF MONTANA

EAGLE BANCORP MONTANA, INC.

Deposit
Market
Share
–
Yellowstone
County
Source: FDIC, SNL Financial and Nielsen
Note: Deposit data as of 6/30/2016; all deposits in thousands
(1)
Nielsen
(2)
August, 2017 BLS data
12
Deposit
Market
Share
–
Missoula
County
Yellowstone County is the largest county in
Montana by population
(1)
Missoula County is the 2
largest county in
Montana by population
(1)
Billings, the county seat, is the largest city in
Montana
with
over
110
thousand
residents
(1)
Low
unemployment
rate
of
3.20%
(2)
Significant investment and activity by energy
industry
Regional hub for healthcare and trade
Home to the University of Montana (12,000+
students)
Regional hub for a wide range of retail,
professional and service activities
Key Montana Markets
nd
2017
Rank
2016
Rank
Institution (State)
Number of
Branches
Deposits in
Market
Market
Share
1
1
First Interstate BancSystem (MT)
4
694,162
$
29.54%
2
2
Glacier Bancorp Inc. (MT)
7
621,157
$
26.43%
3
3
Wells Fargo & Co. (CA)
3
352,554
$
15.00%
4
4
U.S. Bancorp (MN)
3
250,965
$
10.68%
5
5
Bitterroot Holding Co. (MT)
6
159,522
$
6.79%
6
6
Bancorp of Montana Holding Co. (MT)
1
76,018
$
3.23%
7
9
Stockman Financial Corp. (MT)
2
50,996
$
2.17%
8
7
Forstrom Bancorp. Inc. (MN)
1
43,479
$
1.85%
9
8
Eagle Bancorp Montana, Inc. (MT)
2
40,183
$
1.71%
10
10
Farmers State Financial Corp. (MT)
2
32,162
$
1.37%
Total For Institutions In Market
34
$
2,349,893
2017
Rank
2016
Rank
Institution (State)
Number of
Branches
Deposits in
Market
Market
Share
1
1
First Interstate BancSystem (MT)
9
1,161,516
$
25.25%
2
2
U.S. Bancorp (MN)
5
1,050,098
$
22.83%
3
3
Wells Fargo & Co. (CA)
5
724,655
$
15.75%
4
4
Glacier Bancorp Inc. (MT)
7
591,005
$
12.85%
5
5
Stockman Financial Corp. (MT)
6
554,239
$
12.05%
6
6
Yellowstone Holding Co. (MT)
5
330,360
$
7.18%
7
7
Heartland Financial USA Inc. (IA)
3
95,673
$
2.08%
8
8
Beartooth Financial Corp. (MT)
1
34,118
$
0.74%
9
10
Antler Land Co. (MT)
1
32,717
$
0.71%
10
9
Eagle Bancorp Montana, Inc. (MT)
1
25,314
$
0.55%
Total For Institutions In Market
44
$
4,599,695

MONTANA STATE UNIVERSITY

EAGLE BANCORP MONTANA, INC.

Deposit
Market
Share
–
Gallatin
County
Bozeman, the county seat, is the fastest
growing
community
in
Montana
(1)
Healthcare
industry
rapidly
expanding
(2)
High-tech
center
of
Montana
(3)
Home to Montana State University (16,000+
students)
Deposit
Market
Share
–
Lewis
and
Clark
County
Economic stability is largely due to state
government, regional healthcare, education,
and small business
60% of the Lewis and Clark County workforce
is connected to state and government
positions
(4)
Unemployment rate at 3.00% for Lewis &
Clark
County
(5)
Key Montana Markets
Source: FDIC, SNL Financial and Nielsen
Note: Deposit data as of 6/30/2017; all deposits in thousands
(1)
U.S. Census Bureau
(2)
Bozeman Daily Chronicle
(3)
Fast Company
(4)
Helena Chamber of Commerce
(5)
August, 2017 BLS data
2017
Rank
2016
Rank
Institution (State)
Number of
Branches
Deposits in
Market
Market
Share
1
2
Glacier Bancorp Inc. (MT)
7
379,598
$
27.71%
2
3
First Interstate BancSystem (MT)
5
296,781
$
21.67%
3
1
Wells Fargo & Co. (CA)
4
252,422
$
18.43%
4
4
Eagle Bancorp Montana, Inc. (MT)
3
172,244
$
12.57%
5
5
U.S. Bancorp (MN)
1
125,173
$
9.14%
6
6
Stockman Financial Corp. (MT)
2
64,958
$
4.74%
7
7
Ascent Bancorp (MT)
1
39,459
$
2.88%
8
9
Countricorp (MT)
1
15,573
$
1.14%
9
8
Forstrom Bancorp. Inc. (MN)
1
14,373
$
1.05%
10
10
First Community Bancorp Inc. (MT)
1
9,252
$
0.68%
Total For Institutions In Market
26
$
1,369,833
2017
Rank
2016
Rank
Institution (State)
Number of
Branches
Deposits in
Market
Market
Share
1
1
Inter-Mountain Bancorp. Inc. (MT)
7
618,307
$
22.10%
2
2
First Interstate BancSystem (MT)
6
393,295
$
14.06%
3
3
Glacier Bancorp Inc. (MT)
5
358,501
$
12.81%
4
4
Wells Fargo & Co. (CA)
2
306,125
$
10.94%
5
5
U.S. Bancorp (MN)
2
259,819
$
9.29%
6
6
Stockman Financial Corp. (MT)
4
242,527
$
8.67%
7
7
Guaranty Dev. Co. (MT)
3
202,004
$
7.22%
8
8
MSB Financial Inc. (MT)
4
152,008
$
5.43%
9
9
Eagle Bancorp Montana, Inc. (MT)
2
104,553
$
3.74%
10
10
Bozeman Bancorp Inc. (MT)
1
62,323
$
2.23%
Total For Institutions In Market
41
$
2,797,959

In September 2017, announced proposed acquisition of TwinCo, Inc. and its wholly-owned subsidiary, Ruby Valley Bank (“Ruby Valley”)
In May 2017, received approval by the state  to convert our LPO in Great
Falls to a full service branch
In February 2017, sold $10 million in senior unsecured notes in a private placement offering
Mortgage origination team is in the top
4 of market share in Helena, Bozeman,
Butte and Missoula
Company Developments

Great Falls
MONTANA
Lewistown
90
Helena
White Sulphur Springs
Anaconda
Butte
Bozeman
90
Billings
UNITED STATES
Red Lodge

TwinCo, Inc. Acquisition
EBMT Branch
TwinCo Branch
Pro-forma Branch Map
Establishes Opportunity Bank as the fifth largest bank
headquartered in Montana with over $800 million in
pro-forma assets and 16 branch locations in key
Montana markets
Acquisition provides the Company with a significant
expansion of its agricultural lending capability and
skills to be leveraged throughout Montana
Ruby Valley has an attractive core deposit base with a
0.19% cost of funds, 26% non interest bearing
deposits and 76% non time deposits
Ruby Valley’s current President and CEO , Ken
Walsh, will join the Company’s Board and lead
Opportunity Bank’s effort in Madison County
Strategic Rationale
On September 5, 2017, the Company entered into an
agreement to acquire TwinCo, Inc., the holding
company for Ruby Valley, headquartered in Twin
Bridges, MT
Ruby Valley Bank has been serving the local
community for over 100 years
TwinCo common stock will be exchanged for 11.1540
shares of Eagle and $247.16 per share in cash (45%
stock / 55% cash mix)
Transaction Overview
Pro-Forma Financial Summary
Aggregate Deal Value:
(1)
$17.8 million
Deal Value / TBV:
(1)(2)
125.9%
Deal Value / LTM Earnings:
(1)(3)
14.4x
Pro-Forma
Assets:
$806 million
Pro-Forma
Gross Loans:
$563 million
Pro-Forma Deposits:
$592 million
15
(1)
Pro-forma metrics based on the Company’s closing stock price prior to announcement of $17.60
(2)
See appendix for non-GAAP financial reconciliation
(3)
LTM net income tax adjusted at 35% to reflect TwinCo’s S-Corporation status

Financial Performance

Net income grew 39.7% to $1.1 million, or $0.27 per diluted share in the second quarter, compared to $763,000, or $0.20 per diluted share in the preceding quarter, and was down compared to $1.3 million, or $0.32 per diluted share, in the second quarter of 2016.
Net interest margin was 3.65%, which was up four basis points compared to the preceding quarter and a 34 basis point improvement compared to the second quarter a year ago.
Revenues (net interest income before the provision for loan losses, plus non-interest income) increased 8.0% to $9.5 million compared to $8.7 million in the same period a year ago.
Total gross loans held for investment increased 14.5% to $508.1 million at June 30,
2017, compared to $443.9 million a year earlier.
Commercial real estate loans increased 22.5% to $246.0 million, or 48.4% of total loans, at June 30, 2017, compared to $200.8 million, or 45.2% of total loans, a year earlier.
Capital ratios remain strong with a tangible common shareholders’ equity ratio of
7.79% at June 30, 2017.
(1)
Announced increase of quarterly cash dividend by 12.5% to $0.09 per share.
17
EBMT: Second Quarter 2017 Highlights
Source: Company press release and filings
(1)
See appendix for non-GAAP financial reconciliation

Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17

Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17

EAGLE BANCORP
MONTANA, INC.

Increased Loan Production and Margin
Net Interest Income and Net Interest Margin
Gross Loans (Held for Investment)
Source: Company data as of 6/30/2017
Note: All dollars in thousands
$2,000
$2,500
$3,000
$3,500
$4,000
$4,500
$5,000
$5,500
$6,000
$6,500
3.00%
3.10%
3.20%
3.30%
3.40%
3.50%
3.60%
3.70%
3.80%
3.90%
4.00%
Net Interest Income
Net Interest Margin
$200,000
$250,000
$300,000
$350,000
$400,000
$450,000
$500,000
$550,000
Gross Loans (Held for Investment)

Owner-Occupied CRE 18.9%
Commercial & Industrial 10.6%
Farm & Agriculture 2.3%
Consumer & Other 3.0%
Construction & Development 14.7%
1-4 Family 33.6%
Multifamily 3.7%
Non-Owner Occupied CRE 13.2%

EAGLE BANCORP MONTANA, INC.

Loan
Portfolio
Composition
–
6/30/2017
Total gross loans increased 12.8%
from 6/30/16 to 6/30/17
Since 2008, number of commercial
bankers has increased from 4 to 16
Total C&I loans have increased 82%
since 2013
Current yield on loans of 4.82%
increased from 4.63% at 12/31/16
Total real estate exposure is 84%; but
only 15% is construction and land
development (“C&D”)
Owner-occupied CRE loans
represent 19% of total loans
Loan Portfolio Detail –
Opportunity Bank
Source: Bank call report data as of 6/30/2017
(1)
Total loans and leases including loans held for investment and held for sale
(2)
Year-to-date as of 6/30/2017
Total
Gross
Loans
(1)
:
$524.3
million
Yield on Loans: 4.82%
(2)

CRE and C&D Loan Detail
C&D Concentration by Type (% of total)
CRE Concentration by Location (% of total)
Source: Company data as of 6/30/2017
Billings
11%
Bozeman
33%
Butte
12%
Great Falls
5%
Missoula
7%
Helena
31%
Other
1%
Res. Const
(1-4 Fam)
8%
Res. Const
(Owner Occ.)
20%
Res. Land
Dev/ Sub Div
10%
Other
1%
Comm Const
(Building)
33%
Land Dev.
(Non 1-4)
10%
Land/Lot
(Non-Farm)
18%

$550
$500
$450
$400
$350
$300
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
$441.4
$483.2
$512.8
$514.3
0.35%
0.32%
0.30%
0.29%
2014
2015
2016
Q2 2017
Total Deposits
Cost of Deposits

EAGLE BANCORP
MONTANA, INC.

Deposit mix and cost continues to improve as the Company continues to implement its commercial strategy
Cost of deposits has declined from 35 basis points in 2014 to 29 basis points at 2Q’17
Non-Interest Bearing accounts represent approximately 18% of total deposits at 2Q’17
MMDA & Checking accounts represent over 53% of total deposits at 2Q’17
Deposit Composition
21
Deposit Composition –
6/30/2017
Total Deposits and Cost of Deposits
Source: Company data as of 6/30/2017
Note: All dollars in millions
Non-Interest
Bearing
Checking
17.9%
Interest-
Bearing
Checking
18.5%
MMDA
17.3%
Savings
17.3%
CDs < $100k
14.4%
CDs > $100k
14.7%

Non-Performing
Assets
/
Total
Assets
(1)
Disciplined Credit Culture
Source: SNL Financial; holding company data as of 6/30/2017 where available
Note: Regional peer group includes NASDAQ/NYSE traded banks headquartered in CO, ID, MT, OR, UT, WA and WY with total assets under $5 billion; excludes pending merger targets
Note: U.S. peer group  includes NASDAQ/NYSE traded banks headquartered nationwide with total assets between $700 million and $1 billion; excludes pending merger targets
(1)
Includes nonperforming assets and loans 90 days or more delinquent but still accruing interest
0.29%
0.50%
0.29%
0.31%
1.37%
1.47%
0.92%
1.08%
1.91%
1.49%
1.13%
1.11%
0.00%
0.25%
0.50%
0.75%
1.00%
1.25%
1.50%
1.75%
2.00%
2.25%
12/31/14
12/31/15
12/31/16
6/30/17
EBMT
Regional Peers
U.S. Peers

$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$12.05
$12.40
$12.67
$12.97
$13.63
$13.91
$13.65
$13.81
$14.37
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Tangible Book Value Per Share

$0.50
$0.40
$0.30
$0.20
$0.10
$-
$0.21
$0.14
$0.22
$0.17
$0.32
$0.46
$0.37
$0.20
$0.27
$0.075
$0.078
$0.078
$0.078
$0.078
$0.080
$0.080
$0.080
$0.080
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Earnings Per Share
Dividends Per Share

Diluted Earnings Per Share and Dividends Per Share
Strong Track Record of Generating Shareholder Value
Tangible
Book
Value
Per
Share
(1)
Source: Company data as of 6/30/2017
(1)
See appendix for non-GAAP financial reconciliation

25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
14.5x
21.5x
17.2x
EBMT
Regional Peers
U.S. Peers
Comp. Groups

250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
130.9%
233.5%
147.9%
EBMT
Regional Peers
U.S. Peers
Comp. Groups

25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
15.5x
20.6x
18.5x
EBMT
Regional Peers
U.S. Peers
Comp. Groups

2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.91%
1.21%
1.60%
EBMT
Regional Peers
U.S. Peers
Comp. Groups

Price / TBV
(2)
Dividend Yield
Price / LTM EPS
Price / 2017E EPS
(1)
Favorable Valuation Metrics Relative to Peer Groups
Source: SNL Financial; holding company data as of 6/30/2017; market data as of 10/5/2017
Note:
Regional
peer
group
includes
NASDAQ/NYSE
traded
banks
headquartered
in
CO,
ID,
MT,
OR,
UT,
WA
or
WY
with
total
assets
under
$5
billion;
excludes
pending
merger
targets
Note: U.S. peer group  includes NASDAQ/NYSE traded banks headquartered nationwide with total assets between $700 million and $1 billion; excludes pending merger targets
(1)
Based on S&P CapitalIQ mean EPS estimate for 2017
(2)
See appendix for non-GAAP financial reconciliation

$710
million
total
asset
size
commercial
bank
headquartered
in
Helena,
MT
(1)
7
largest
bank
headquartered
in
Montana
and
3
largest
publicly
traded
bank
(2)
Only
sub
$10
billion
asset
size
NASDAQ
traded
bank
or
bank
holding
company
in
MT,
ID,
ND
or
WY
(3)
History
of
robust
growth
and
improved
diversification
over
the
past
several
years
Gross
loans
held
for
investment
have
grown
at
a
23.7%
compound
annual
growth
rate
over
the
last
5
years
Strategically
positioned
with
14
branch
locations
in
attractive
markets
in
Montana
Experienced
management
team
and
Board
of
Directors
with
proven
track
record
of
execution
on
strategic
initiatives
Strong
asset
quality
Pending
acquisition
provides
opportunity
for
further
diversification
and
scale
Favorable
valuation
metrics
relative
to
peer
groups
25
Investment Highlights
(1)
As of June 30, 2017
(2)
Based on FDIC deposit data as of June 30, 2017
(3)
Including pending acquisitions
Source: FDIC and Company filings
th
rd

Appendix

Reconciliation of GAAP to Non-GAAP Financial Measures
Eagle Bancorp Montana, Inc.
(Dollars in Thousands, except per share data)
6/30/2015
9/30/2015
12/31/2015
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017
Shareholders' Equity (GAAP)
53,707
$
54,424
$
55,450
$
56,519
$
59,004
$
60,035
$
59,456
$
60,035
$
62,122
$
Goodwill and Core Deposit Intangibles, net (GAAP)
(7,622)

(7,584)

(7,548)

(7,515)

(7,483)

(7,450)

(7,418)

(7,390)

(7,362)

Tangible Common Shareholders' Equity (non-GAAP)
46,085
$
46,840
$
47,902
$
49,004
$
51,521
$
52,585
$
52,038
$
52,645
$
54,760
$
Common Shares Outstanding at end of Period
3,822,981
3,776,916
3,779,464
3,779,464
3,779,464
3,779,464
3,811,409
3,811,409
3,811,409
Book Value per Share (GAAP)
14.05
$
14.41
$
14.67
$
14.95
$
15.61
$
15.88
$
15.60
$
15.75
$
16.30
$
Tangible Book Value per Share (non-GAAP)
12.05
$
12.40
$
12.67
$
12.97
$
13.63
$
13.91
$
13.65
$
13.81
$
14.37
$
Total Assets (GAAP)
583,367
$
611,409
$
630,347
$
643,004
$
663,336
$
674,495
$
673,925
$
683,677
$
710,214
$
Goodwill and Core Deposit Intangibles, net (GAAP)
(7,622)

(7,584)

(7,548)

(7,515)

(7,483)

(7,450)

(7,418)

(7,390)

(7,362)

Total Tangible Assets (non-GAAP)
575,745
$
603,825
$
622,799
$
635,489
$
655,853
$
667,045
$
666,507
$
676,287
$
702,852
$
Tangible Common Equity / Tangible Assets (%)
8.00%
7.76%
7.69%
7.71%
7.86%
7.88%
7.81%
7.78%
7.79%
TwinCo, Inc.
(Dollars in Thousands, except per share data)
6/30/2017
Shareholders' Equity (GAAP)
14,564
$
Goodwill (GAAP)
(422)

Tangible Common Shareholders' Equity (non-GAAP)
14,142
$
Source: Company filings and unaudited financials for TwinCo